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                                                                       EXHIBIT 11
                            WPS RESOURCES CORPORATION

=================================================================================
INFORMATION WITH RESPECT TO THE COMPUTATION                  Three Months Ended
OF EARNINGS PER SHARE OF COMMON STOCK                              March 31
(Thousands)                                                  1999          1998
=================================================================================

Shares of common stock at beginning of period              26,502         26,519
Shares of common stock purchased for deferred compensation trust -

     Date of Deferred               Number
Compensation Trust Purchase       of Shares
---------------------------       ---------

January 20, 1998                      2                                        2
February 23, 1998                     1                                        1
March 23, 1998                        2                                        2
January 20, 1999                      1                         1
February 22, 1999                     1                         1
March 22, 1999                        2                         2

Shares of Common Stock Issued       Number
     During this Period           of Shares
-----------------------------     ---------
January 25, 1999                     12                        12
February 25, 1999                    16                        16
March 25, 1999                       54                        54
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Shares of common stock at end of period                    26,580         26,514
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Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
March 31, 1998          19         26,519                                503,861
March 31, 1999          19         26,502                 503,538


Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
March 31, 1998          34         26,517                                901,578
March 31, 1998          28         26,516                                742,448
March 31, 1998           9         26,514                                238,626
March 31, 1999           5         26,501                 132,505
March 31, 1999          28         26,513                 742,364
March 31, 1999           3         26,512                  79,536
March 31, 1999          25         26,528                 663,200
March 31, 1999           3         26,526                  79,578
March 31, 1999           7         26,580                 186,060
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Total days - weighted                                   2,386,781      2,386,513
=================================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                            26,520         26,516
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Earnings on common stock, as set forth
  in statements of income                                 $22,752        $17,952
=================================================================================

Earnings per share of common stock based on
  weighted average shares                                   $0.86          $0.68
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